                                                                     Exhibit 3.1


                          CERTIFICATE OF DOMESTICATION

                                       OF

                                PLD TELEKOM INC.


         The undersigned, James R.S. Hatt, Chairman, President and Chief Executive Officer, of PLD Telekom Inc., in accordance with the provisions of
Section 388 of Title 8 of the Delaware Code does hereby certify:

         FIRST: The Corporation was first formed on May 23, 1978 in Toronto, Ontario, Canada.

         SECOND: The name of the Corporation immediately prior to the filing of this Certificate of Domestication was PLD Telekom Inc.

         THIRD: The name of the Corporation under which it is filing a Certificate of Incorporation is: PLD Telekom Inc.

         FOURTH: The jurisdiction that constituted the seat, siege social, principal place of business or central administration of the Corporation immediately prior to the filing of this Certificate of Domestication was Ontario, Canada. Attached as Exhibit A to this Certificate of Domestication is a copy of the Application for Authorization to Continue in Another Jurisdiction, which was authorized under the Business Corporations Act (Ontario) on February 27, 1997.

         IN WITNESS WHEREOF, I, being the Chairman, President and Chief Executive Officer and duly authorized to sign this Certificate of Domestication on behalf of the Corporation have made, signed and sealed this Certificate of Domestication on this 28th day of February, 1997.


                                            PLD TELEKOM INC.


                                            By: /s/ James R. S. Hatt
                                               ---------------------------
                                            James R.S. Hatt

                                                            EXHIBIT A

[Authorization seal/stamp, written                 Ontario Corporation Number
in English and French, dated                        Numero social en Ontario
February 27 Fevrier, 1997 and signed]                        385568


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                       APPLICATION FOR AUTHORIZATION TO CONTINUE IN ANOTHER JURISDICTION
                                       DEMANDE D'AUTORISATION DE MAINTIEN
                                SOUS LE REGIME D'UNE AUTRE AUTORITE LEGISLATIVE

Form 7        1. The name of the corporation is:                          Denomination sociale de la societe:
Business      P/L/D/ /T/E/L/E/K/O/M/ /I/N/C/./
Corporations  / / / / / / / / / / / / / / / /
Act           / / / / / / / / / / / / / / / /

              2. Date of incorporation/amalgamation:                      Date de la constitution ou de la fusion:
                                                          1978 MAY 23
Formula 7     -------------------------------------------------------------------------------------------------------------------
Loi sur les                                              (Year, Month, Day)
societes par                                             (annee, mois, jour)
actions
              3. The corporation is offering securities to the          La societe offre/n'offre pas des valeurs au public au sens
                 public within the meaning of subsection 1(6) of the    du paragraphe 1(6) de la Loi sur les societes par actions.
                 Business Corporations Act.

              4. The corporation is not in default in filing notices    La societe a depose tous les avis requis par la Loi sur
                 and returns under the Corporations Information Act.    les renseignements exiges des personnes morales.

              5. There are not actions, suits or proceedings pending    Aucune action ni aucune instance n'est en cours contre la
                 against the corporation and no unsatisfied             societe et les jugements ou les ordonnances a l'encontre
                 judgements or orders outstanding against the           de la societe ont ete executes a l'exception de
                 corporation, except as follows:                        ce qui suit:

                         N/A


Dye & Durham
Form 7 (PGA)
   OU/C9


6.  It is requested that the corporation        La societe demande
    be authorized under section 181 of          l'autorisation aux termes
    the Business Corporations Act to            de l'article 181 de la Loi sur
    apply to the proper officer                 les societes par actions de
    for an instrument of continuance            s'adresser au fonctionnaire
    continuing the corporation as if it         competent pour obtenir un
    had been incorporated under the laws of     certificat de maintien de
                                                la meme facon que si elle
                                                avait ete constituee en vertu
                                                des lois de/du

                            STATE OF DELAWARE, U.S.A


7.  The necessity thereof is as follows:        La presente demande se fonde sur
                                                les motifs suivants:

Enhanced ability to raise financing: elimination of negative U.S. tax consequences; increased flexibility in composition of board of directors.


8.  The laws of the jurisdiction to which       Les lois de l'autorite
    the corporation will apply for an           legislative a laquelle la
    instrument of continuance provide in        societe demandera un certificat
    effect that:                                de maintien prevoient ce qui
                                                suit:

    (a) The property of the corporation         (a) les biens de la societe
        continues to be the property                deviennent les biens de la
        of the body corporate;                      personne morale;

    (b) The body corporate continues to be      (b) la personne morale continue
        liable for the obligations of the           d'etre tenue des obligations
        corporation;                                de la societe;

    (c) An existing cause of action, claim      (c) le maintien n'a pas de
        or liability to prosecution is              consequence sur les causes
        unaffected;                                 d'action, les creances et
                                                    les poursuites dont la
                                                    societe est possible;

    (d) A civil, criminal or administrative     (d) les instances civiles,
        action or proceeding pending by or          penales ou administratives
        against the corporation may be              auxquelles la societe est
        continued to be prosecuted by or            partie peuvent etre
        or against the body corporate; and          continuees par la personne
                                                    morale ou contre elle; et

    (e) A conviction against the corporation    (e) les condamnations prononcees
        may be enforced against the body            a l'encontre de la societe
        corporate or a ruling, order or             sont susceptibles
        judgement in favor of or against the        d'execution a l'encontre de
        corporation may be enforced by or           la personne morale et les
        against the body corporate.                 ordonnances ou les jugements
                                                    prononces en faveur de la
                                                    societe ou contre elle sont
                                                    susceptibles d'execution par
                                                    la personne morale ou contre
                                                    elle.



9. This application has been authorized         La presente demande a ete
   by a special resolution.                     autorisee par resolution
                                                speciale.

10.This application is accompanied by the       La presente demande est
   consent of:                                  accompagne du consentement:

    (a) The Corporations Tax Branch of the      (a) d'une part, de la Direction
        Ministry of Finance and                     de l'Imposition des
                                                    corporations du ministere
                                                    des Finances;
    (b) The Ontario Securities Commission.      (b) d'autre part, de la
                                                    Commission des valeurs
                                                    mobilieres de l'Ontario.

This application is signed in duplicate.        La presente demande est signee
                                                en double exemplaires.




                                                PLD TELEKOM INC.
                                        ----------------------------------------
                                             (Name of Corporation)
                                         (La nomination de la societe)


                               By/Par: /s/ Alan F. Brown      Secretary
                                       ----------------------------------------
                                       (Signature)      (Description of Office)
                                       (Signature)            (Function)